UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SNAP INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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462 7th Avenue, 4th Floor
New York, New York 10018
(212) 594-5050

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Snap Interactive, Inc. to be held on May 13, 2013 at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 at 9:00 a.m., Eastern Daylight Time.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2012 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Clifford Lerner
Clifford Lerner
Chairman, President and Chief Executive Officer

SNAP INTERACTIVE, INC.
462 7th Avenue, 4th Floor
New York, New York 10018
(212) 594-5050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Snap Interactive, Inc., a Delaware corporation (the “Company”), will be held on May 13, 2013 at 9:00 a.m. Eastern Daylight Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 for the following purposes:

(1)	to elect one director to serve until the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified;

(2)	to hold an advisory vote to approve executive compensation;

(3)	to hold an advisory vote to determine the frequency of future advisory votes on executive compensation;

(4)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

(5)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, our Board of Directors has determined that each proposal listed above is in the best interest of the Company and its stockholders and has approved each proposal. Our Board of Directors recommends that at the Annual Meeting you vote “FOR” proposals 1, 2 and 4, and “THREE YEARS” on Proposal 3.

The Board of Directors has fixed the close of business on April 4, 2013 as the record date (the “Record Date”). Only holders of shares of common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting.  A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for the ten calendar days prior to the Annual Meeting.  The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2013:

Our Proxy Statement and 2012 Annual Report are available at:

http://investors.snap-interactive.com/annual-reports

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors

/s/ Clifford Lerner
Clifford Lerner
President, Chief Executive Officer and Chairman

New York, New York
April 10, 2013

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1: ELECTION OF DIRECTOR	7
Director and Nominee	7
Meetings of the Board of Directors and Committees	8
Report of the Audit Committee	8
Involvement in Certain Legal Proceedings	9
Board Leadership Structure and Role in Risk Oversight	9
Director Independence	9
Certain Relationships and Related Party Transactions	9
Code of Ethics	12
Communications with the Board of Directors	12

DIRECTOR COMPENSATION	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14

EXECUTIVE COMPENSATION	15
Executive Compensation	15
Summary Compensation Table	17
Narrative Disclosure Regarding Summary Compensation Table	18
Outstanding Equity Awards at Fiscal Year End Table	18
Equity Compensation Plan Information	19

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	20
Vote Required	20

PROPOSAL 3: ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	21
Vote Required	21

PROPOSAL 4: THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Vote Required	22

PRINCIPAL ACCOUNTANT FEES AND SERVICES	23
Fees Paid to Independent Registered Public Accounting Firm	23
Approval of Independent Registered Public Accounting Firm Services and Fees	23
Changes in Independent Registered Public Accounting Firm	24

OTHER BUSINESS	25

INCORPORATION BY REFERENCE	25

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	25

462 7th Avenue, 4th Floor
New York, New York 10018
(212) 594-5050
__________________________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2013
__________________________________

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” the “Company” or “Snap Interactive” refer to Snap Interactive, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

The accompanying proxy is solicited by the Board of Directors on behalf of Snap Interactive, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 13, 2013, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 10, 2013 and are expected to be first sent or given to stockholders on or about April 17, 2013.

The executive offices of the Company are located at, and the mailing address of the Company is, 462 7th Avenue, 4th Floor, New York, New York 10018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2013:

Our Proxy Statement and 2012 Annual Report are available at:

http://investors.snap-interactive.com/annual-reports

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”  If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	to elect one director to serve until the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified;

(2)	to hold an advisory vote to approve executive compensation;

(3)	to hold an advisory vote to determine the frequency of future advisory votes on executive compensation;

(4)	to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

(5)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Also, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact Snap Interactive, Inc., 462 7th Avenue, 4th Floor, New York, New York 10018, Attn: Investor Relations or by calling (212) 594-5050 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.”  See “What is the difference between a stockholder of record and a “street name” holder?”  Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 4, 2013 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 44,257,826 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither the Company’s Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, as amended (the “By-Laws”) allow for cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders present in person or by proxy entitled to vote at the Annual Meeting, may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Corporate Stock Transfer, Inc., the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of that stock.  You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the election of a director to our Board of Directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 2) or the advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 3).  Your broker has discretionary authority to vote your stock for the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm (Proposal 4).

How do I vote my stock?

If you are a record holder, you may vote your common stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Jon D. Pedersen, Sr. and James Supple to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the entire proxy card except for one or more of the voting instructions, then the designated proxies will vote your stock as follows, for each proposal as to which you provide no voting instructions: “FOR” the election of the Director Nominee (as defined herein), “FOR” the advisory vote to approve executive compensation, “THREE YEARS” on the advisory vote to determine the frequency of future advisory votes on executive compensation and “FOR” the ratification of Ernst & Young as our independent registered public accounting firm (the “Ratification of Ernst & Young”). We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions.  See “What is a broker non-vote?”  Alternatively, if you want to vote your stock in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held stock in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Corporate Stock Transfer, the inspector of election appointed for the Annual Meeting or its substitute.  Votes for each proposal will be tabulated separately.

Can I vote my stock in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the meeting by completing a ballot at the Annual Meeting.

If you hold your stock in “street name,” you may vote your stock in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for the Director Nominee or may withhold your vote as to the Director Nominee.  With respect to the advisory vote to approve executive compensation and the Ratification of Ernst & Young, you may vote for the proposal, against the proposal, or abstain from voting on the proposal.  With respect to the advisory vote to determine the frequency of future advisory votes on executive compensation, you may vote to choose an advisory vote on executive compensation every one, two or three years or to abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my stock?

The Board of Directors recommends that you vote your stock as follows:

Proposal 1 – “FOR” the election of the Director Nominee.

Proposal 2 – “FOR” the advisory vote to approve executive compensation.

Proposal 3 – “THREE YEARS” on the advisory vote to determine the frequency of future advisory votes on executive compensation.

Proposal 4 – “FOR” the Ratification of Ernst & Young.

What if I do not specify how I want my stock voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on one or more proposals, the proxies will vote your stock for each proposal as to which you provide no voting instructions, and such stock will be voted in the following manner:

Proposal 1 – “FOR” the election of the Director Nominee.

Proposal 2 – “FOR” the advisory vote to approve executive compensation.

Proposal 3 – “THREE YEARS” on the advisory vote to determine the frequency of future advisory votes to approve executive compensation.

Proposal 4 – “FOR” the Ratification of Ernst & Young.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote that stock, except with respect to the Ratification of Ernst & Young.  See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

●
Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your stock by ballot at the Annual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●
Giving written notice of revocation to the Company addressed to the Company’s President, Chief Executive Officer and Chairman at the Company’s address above, which notice must be received before noon, Eastern Daylight Time on May 11, 2013.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominee that receives the most votes from the holders of the shares of our common stock for his or her election will be elected (Proposal 1).

The approval of the advisory vote to approve executive compensation (Proposal 2) and the approval of the Ratification of Ernst & Young (Proposal 4) each require the affirmative vote, in person or by proxy, of the majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting.

The approval of the advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 3) requires the affirmative vote, in person or by proxy, of the holders of the majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting.  Stockholders may either vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by the stockholders.

The approval of the advisory vote to approve executive compensation (Proposal 2) and the approval of the advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 3) are non-binding advisory votes.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon the election of the Director Nominee (Proposal 1).  Abstentions will have the same effect as a vote against the advisory vote to approve executive compensation (Proposal 2), the advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 3) and the Ratification of Ernst & Young (Proposal 4).

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting.  If you hold your stock in “street name” and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), no votes will be cast on your behalf. In addition, broker non-votes will have no effect on the advisory vote to approve executive compensation (Proposal 2) or the advisory vote to determine the frequency of future advisory votes on executive compensation (Proposal 3).  Your bank or broker will, however, have discretion to vote your stock with respect to the Ratification of Ernst & Young (Proposal 4).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations at IR@snap-interactive.com.

PROPOSAL 1: ELECTION OF DIRECTOR

The Board of Directors has nominated one director, Clifford Lerner, for election at the Annual Meeting by the stockholders (the “Director Nominee”).

The number of members of our Board of Directors may be fixed from time to time by the majority of the entire Board of Directors and currently consists of one director.  Clifford Lerner has been our sole director since his appointment upon the formation of the Company and will remain in office until the Annual Meeting.  Each director that is elected at a future annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his successor has been elected and qualified.  The Board of Directors has nominated one person for election as a director to serve for a term expiring at the annual meeting of stockholders to be held in 2014 or until his successor is elected and qualified.

To be elected as a director, the Director Nominee must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors.  Should the Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. The Director Nominee has expressed his intention to serve the entire term for which election is sought.

Director and Nominee

The following table sets forth the name, age and position of our sole director currently serving on our Board of Directors and the sole nominee for election as a director as of April 4, 2013:

Name	Age	Positions
Clifford Lerner	35	President, Chief Executive Officer and Chairman of the Board of Directors

When considering whether the Director Nominee has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in the director’s individual biography set forth below.

Clifford Lerner is our President, Chief Executive Officer and Chairman of our Board of Directors. Mr. Lerner has served as our President and Chief Executive Officer since joining us in 2005 and served as our principal financial officer and principal accounting officer from 2005 to October 2011.  He has also served on our Board of Directors since 2005. Prior to joining us in 2005, Mr. Lerner spent his professional career from 2000 to 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Mr. Lerner worked as an Analyst in the Product Management Group where his duties included, among other things, coordinating the morning and afternoon equity research calls. Mr. Lerner has a strong knowledge and understanding of the online dating industry and has managed the product development and growth for all of our applications and websites since their inception. Mr. Lerner received a bachelor’s degree in applied economics and business management from Cornell University.

Through his prior service on our Board of Directors and as our Chief Executive Officer, Mr. Lerner possesses knowledge and experience in the online dating industry that aids him in efficiently and effectively identifying and executing our strategic priorities.

Our Director Nominee is currently serving on our Board of Directors.  There are no agreements or understandings between our director, executive officers or any other person pursuant to which they were selected as a director or executive officer. In addition, there are no family relationships between our director and any of our executive officers.

The Board of Directors recommends that you vote “FOR” the Director Nominee.

Meetings of the Board of Directors and Committees

The Board of Directors did not hold any meetings in 2012 because the Board of Directors consists of one member and only acted by written consent.  Our director attended our annual meeting of stockholders that we held in 2012.

Audit Committee

We currently do not have an audit committee and our Board of Directors performs the principal functions of an audit committee.  In addition, we currently do not have an audit committee financial expert on our Board of Directors.  We believe that we do not need an audit committee financial expert because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an audit committee outweighs the benefits of having an audit committee financial expert at this time.

Compensation Committee

We currently do not have a compensation committee and our Board of Directors performs the principal functions of a compensation committee.  We have elected not to have a compensation committee due to our limited number of executive officers and employees.  Until a formal compensation committee is established, our Board of Directors will continue to review all forms of compensation provided to our executive officers, director, consultants and employees.

Nominating and Corporate Governance Committee

We currently do not have a nominating and corporate governance committee and our Board of Directors performs the principal functions of a nominating and corporate governance committee.  We have elected not to have a nominating committee because we do not believe one has been necessary or cost efficient for a company of our size.

Generally, director nominees are identified and suggested by our director or management using their business networks.  The Board of Directors will also consider director nominees put forward by stockholders.  Our By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary at the address appearing on the first page of this proxy statement. Such nomination must satisfy the notice, information and consent requirements set forth in our By-Laws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our By-Laws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

The Board of Directors does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board of Directors.  However, the Board of Directors does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise.  The Board of Directors also considers their potential contribution to the overall composition and diversity of the Board of Directors.

Report of the Audit Committee

We currently do not have an audit committee and our Board of Directors performs the principal functions of an audit committee.  The following is the report of the Board of Directors with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012, which includes the consolidated balance sheets of the Company as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2012, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Reviews and Discussions with Management

The Board of Directors has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Board of Directors has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “Communication with audit committees” that includes, among other items, matters related to the conduct and the results of the audit of the Company’s financial statements.

The Board of Directors has also received written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Board of Directors concerning independence and has discussed with Ernst & Young their independence from the Company. The Board of Directors has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Ernst & Young.

Based on the review and discussions referred to above, the Board of Directors approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

BOARD OF DIRECTORS

Clifford Lerner (Chairman)

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability of our director or executive officers.

Board Leadership Structure and Role in Risk Oversight

Clifford Lerner has served as our Chairman and Chief Executive Officer since 2005. The Board of Directors believes that the most effective leadership structure at this time is for Mr. Lerner to serve both as Chairman of the Board of Directors and Chief Executive Officer.  Mr. Lerner is familiar with the Company’s business and industry and the day to day operations of the Company and is most capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, which is essential to effective governance, and is in the best interest of stockholders.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes.  The Board of Directors receives periodic reports from management concerning the Company’s assessment of risks.  The Board of Directors focuses on the most significant risks facing the Company, the Company’s general risk management strategy and whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us.  While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that the structure of our Board of Directors supports this approach.

Director Independence

The Board of Directors has adopted the definition of independence under the rules of The NASDAQ Stock Market.  In making its annual review on director independence, the Board of Directors considered the transactions and relationships between our sole director and any member of his family and the Company. Based upon these standards and the review and consideration of the information and the transactions and relationships discussed below, our Board of Directors determined that Clifford Lerner is not independent.

Certain Relationships and Related Party Transactions

Transactions with Darrell Lerner

Darrell Lerner is the brother of Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors.  He performed a variety of general business, corporate and administrative functions for us from 2007 until his termination of employment on January 31, 2013.  He received a base salary of $219,583, a bonus of $50,000 and other compensation of $2,750 for his services in 2012.

Previous Employment Agreement. On December 1, 2007, we entered into a one-year employment agreement with Darrell Lerner, with the initial term of the employment agreement expiring on December 1, 2008.  Pursuant to the employment agreement, we issued 300,000 shares of common stock and an option to purchase 3,000,000 shares of common stock.  On January 1, 2010, we agreed to issue 300,000 shares to Darrell Lerner in exchange for cancellation of an option to purchase 3,000,000 shares of common stock that was previously issued and expensed on December 1, 2007.  In addition, the employment agreement provided him with annual compensation of $160,000 per year.  The agreement also called for Darrell Lerner to receive health benefits, a transportation allowance, monthly membership for a health and fitness facility as well as a complete annual physical.  In addition, upon a change in control of the Company, Darrell Lerner would have received a severance payment equal to the remaining amounts due under the employment agreement plus a minimum of two years base compensation, plus any prorated share of incentive compensation and stock options associated with any signing bonus, plus health benefits up to two years and up to $50,000 in job search costs. On October 10, 2008, the Company also issued Darrell Lerner 750,000 shares of common stock.  As of December 31, 2012, the employment agreement was not extended, however the employment relationship had continued under the terms described herein with an increased annual salary of $225,000 effective February 1, 2012.

Cancellation and Award.  On December 28, 2012, we awarded Darrell Lerner 325,000 shares of restricted common stock in exchange for the cancellation of 300,000 shares of restricted common stock that were previously awarded to him on January 1, 2010.  The 325,000 shares of restricted common stock are currently voteable by Darrell Lerner and will vest upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a change in control or (iii) on the date of Darrell Lerner’s termination of service without “cause” as such term is defined in the written employment or consulting agreement between us and Darrell Lerner that is in effect on the date of his termination of service, provided that for purposes of subparagraphs (i) and (ii) above, Darrell Lerner must be employed by or providing services to us on the applicable vesting date.

In addition, we entered into an award cancellation and release agreement with Darrell Lerner, effective as of December 28, 2012.  Pursuant to the cancellation agreement, the prior award of 300,000 shares of restricted common stock was cancelled and of no further effect as of December 28, 2012 and Darrell Lerner agreed to release us from any and all claims in connection with any rights acquired pursuant to the prior restricted stock award.

Amendment to Existing Award.  Effective December 28, 2012, we also entered into an amendment to the restricted stock award agreement related to 600,000 shares of restricted common stock that were previously awarded Darrell Lerner on October 28, 2011.  The amendment modifies the vesting terms of the original award agreement to provide that the original award will vest upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a change in control or (iii) on the date of Darrell Lerner’s termination of service without “cause” as such term is defined in the written employment or consulting agreement between us and Darrell Lerner that is in effect on the date of his termination of service, provided that for purposes of subparagraphs (i) and (ii) above, Darrell Lerner must be employed or providing services to us on the applicable vesting date.

Severance Agreement.  On January 31, 2013, we entered into a severance and general release agreement with Darrell Lerner pursuant to which his employment with us was terminated effective as of January 31, 2013.  In connection with his termination, we granted 150,000 restricted shares of common stock to Darrell Lerner that will vest upon the earlier of (i) the tenth anniversary of the grant date, (ii) upon a change in control, (iii) his termination of service without “cause”, or (iv) his termination of service due to the Company’s nonrenewal of the consulting agreement without “cause,” provided that for purposes of subparagraphs (i) and (ii) above, Darrell Lerner must be employed by or providing services to us on the applicable vesting date.

In connection with the termination, we also agreed to pay COBRA premiums on an after-tax basis for Darrell Lerner for eighteen months following the termination date.  Under the severance agreement, Mr. Lerner executed a mutual release and waiver where he agreed to a release of claims against us and any of our present or former officers, trustees, directors, shareholders, agents and certain other persons regarding, among other things, claims arising out of (i) his employment with us, (ii) his previous employment agreement with us, including any amendments thereto, and (iii) his separation from employment with us. We also agreed to a mutual release and waiver in which it agreed to a release of similar claims against Darrell Lerner. Under the severance agreement, Mr. Lerner also agreed to a customary covenant not to sue, a nondisclosure and confidentiality covenant, and a non-disparagement covenant related to our operations and services. We also agreed to a mutual covenant not to sue and a non-disparagement covenant.

Consulting Agreement.  On January 31, 2013, we also entered into a consulting agreement with Darrell Lerner, pursuant to which he agreed to serve as our consultant for a three-year period beginning on February 1, 2013 (the “Effective Date”). Pursuant to the consulting agreement, Darrell Lerner agreed to assist and advise us on legal, financial and other matters for which he has knowledge that pertains to us, as we reasonably request.

Pursuant to the consulting agreement, we agreed to pay Darrell Lerner a monthly fee of $25,000 for the initial two year period of the consulting agreement and a monthly fee of $5,000 for every month thereafter. The monthly payments under the consulting agreement are conditioned upon Darrell Lerner’s compliance with a customary confidentiality covenant covering certain information concerning us, a covenant not to compete during the term of the consulting agreement and for a period of one year following the termination of the agreement, a non-solicitation covenant for a period of six months immediately following the later of the termination of the consulting agreement or the end of the term of the consulting agreement, and a non-disparagement covenant.

The consulting agreement is for a three-year period; provided, however, that we may terminate the agreement at any time without notice and may renew the term of the agreement by providing written notice to Darrell Lerner prior to or at the expiration of the term. If we terminate the consulting agreement without “cause” prior to the three-year anniversary of the Effective Date, we have agreed to (i) pay Darrell Lerner the amount of the monthly fees owed to him for the period from the Effective Date to the two-year anniversary of the Effective Date and (ii) take all commercially reasonably actions to cause (A) 325,000 shares of restricted common stock previously granted to Darrell Lerner, (B) 600,000 shares of restricted common stock previously granted to Darrell Lerner and (iii) 150,000 shares of restricted common stock granted to Darrell Lerner in connection with the severance agreement, to be vested as of the date of such termination.

Subscription Agreement.  On January 31, 2013, we also entered into a subscription agreement with Darrell Lerner and DCL Ventures, Inc., a Delaware corporation (“DCL”), a corporation that is wholly owned by Darrell Lerner.

Under the terms of the subscription agreement, we agreed to purchase shares of DCL’s common stock for an aggregate purchase price of $50,000 (the “Initial Investment”), upon the occurrence of certain conditions at the time of the initial closing. The initial closing is conditioned upon, among other things, the sale of shares of DCL’s common stock to third party investors for an amount equal to or greater than $100,000 by December 31, 2013 and the Company’s review and approval of DCL’s current business plan.

Under the terms of the subscription agreement, we agreed to purchase additional shares of DCL’s common stock for an aggregate purchase price of $150,000 (the “Secondary Investment”), upon the occurrence of certain conditions at the time of the secondary closing. The secondary closing is conditioned upon, among other things, the consummation of the Initial Investment, the sale of additional shares of DCL’s common stock to third party investors for an amount equal to or greater than $100,000 (exclusive of shares sold in the initial third party sale) prior to the end of our next fiscal quarter after the initial closing occurs and our review and approval of DCL’s current business plan. The Secondary Investment would be comprised of six quarterly payments of $25,000 each, the first payment of which would be due at the end of our next fiscal quarter after the initial closing occurs, and the last of which would be due at the end of the sixth fiscal quarter after the initial closing occurs.

Indemnification Arrangements

We have agreed to indemnify Clifford Lerner, our director, Chief Executive Officer and President and Jon D. Pedersen, Sr., our Chief Financial Officer, against any action or suit brought against them as a result of the performance of their duties.

Other Transactions

On June 1, 2012, we entered into a two-year consulting agreement with Byron Lerner, the father of Clifford Lerner, to provide consulting services to us related to (i) monitoring revenue and various traffic and engagement statistics for the purpose of proactively uncovering inconsistencies or bugs, as well as (ii) providing strategic advice along with business and financial introductions as requested. During the consulting period, we pay Byron Lerner a monthly consulting fee of $8,000 as well as reimbursement for certain expenses incurred during the performance of the consulting services.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors adopted a written Related Party Transactions Policy on April 19, 2012.  Prior to the adoption of the Related Party Transactions Policy, our related party transactions were approved by our Board of Directors.  In accordance with the Related Party Transactions Policy, all Related Party Transactions (as defined herein) must be reported to our Chief Executive Officer and Chief Financial Officer and must be reviewed and approved by our audit committee, if one has been established.  If an audit committee has not been established, Related Party Transactions must be reviewed and approved by all of our independent directors on the Board of Directors.  If an audit committee has not been established and there are not any independent directors on the Board of Directors, Related Party Transactions must be reviewed and approved by the Chief Financial Officer (except with respect to matters in which the Chief Financial Officer would be a Related Party (as defined herein), in which case the Chief Executive Officer shall review and approve the transaction).  In determining whether to approve, recommend or ratify a Related Party Transaction, the reviewing party will take into account, among other factors it deems appropriate, (i) whether the terms of the Related Party Transaction are fair to the Company, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K.  Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last fiscal year, or any currently proposed transaction, involving the Company or its subsidiaries where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any director of the Company or director nominee of the Company; (ii) an executive officer of the Company; (iii) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (iv)  an immediate family member of any of the foregoing.

Code of Ethics

We have adopted a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all members of our finance department. The code of ethics addresses, among other things, conflicts of interest, external reporting, company assets and resources, confidentiality and the process for reporting violations of the code of law, business ethics or the code of ethics or improper conflicts of interest.

A copy of our Financial Code of Ethics is available on our website at http://investors.snap-interactive.com/corporategovernance. We intend to disclose any amendments to our Financial Code of Ethics on our website at http://investors.snap-interactive.com/corporategovernance.

Communications with the Board of Directors

The Board of Directors welcomes communication from the Company’s stockholders.  Stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o President, Chief Executive Officer and Chairman, 462 7th Avenue, 4th Floor, New York, New York 10018. Our President, Chief Executive and Chairman will review and forward correspondence to the appropriate person or persons.

DIRECTOR COMPENSATION

Our directors are permitted to receive fixed fees and other compensation for their services as directors. Our Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, Clifford Lerner in his capacity as a director. We currently do not have an established policy to provide compensation to members of our Board of Directors for services rendered in that capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of April 4, 2013 certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of such stock; (ii) each member of our Board of Directors, each director nominee and each of our named executive officers; and (iii) all of our directors and executive officers as a group (2 persons). Clifford Lerner, our President, Chief Executive Officer and Chairman and Jon D. Pedersen, Sr., our Chief Financial Officer, are currently the only executive officers of the Company. Except as otherwise indicated, all common stock is owned directly and the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated, and the address for each beneficial owner is c/o Snap Interactive, Inc., 462 7th Avenue, 4th Floor, New York, NY 10018. The applicable percentage ownership is based on 44,257,826 shares of our common stock issued as of April 4, 2013.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number		Percentage
Directors and Officers
Clifford Lerner	25,250,000	(2)	57.1%
Jon D. Pedersen, Sr.	225,000	(3)	*
Officers and Directors as a Group (2 persons)	25,475,000	(4)	57.6%

Certain Persons
Darrell Lerner	3,212,157	(5)	7.3%
Manulife Financial Corporation	3,000,000	(6)	6.6%
________________________

*	Less than 1%.

(1)
For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock that such person has the right to acquire within 60 days of April 4, 2013, including through the exercise of stock options or warrants.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any stock that such person or persons has the right to acquire within 60 days of April 4, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 4,250,000 shares of restricted stock granted to Mr. Clifford Lerner. Pursuant to the terms of his restricted stock grant, he has the right to vote the stock but may only dispose of the stock after it vests on December 16, 2021 or, if earlier, upon a change in control of the Company.

(3)	Includes 225,000 shares of common stock subject to stock options granted to Mr. Pedersen.

(4)	Reflects the information in footnotes (2) and (3) above.

(5)
Includes 1,075,000 shares of restricted stock granted to Mr. Darrell Lerner.  Pursuant to the terms of his restricted stock awards, he has the right to vote the stock but may only dispose of the stock after it vests.  Each of the restricted stock awards vests upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a change in control, or (iii) on the date of termination of service without cause.  In addition, the restricted stock award for 150,000 shares of common stock will also vest upon Darrell Lerner’s termination of service in connection with a non-renewal of the written employment or consulting agreement between us and Darrell Lerner without “cause”.  Mr. Darrell Lerner’s principal residential address is 141 Great Neck Road, Apt. 2H, Great Neck, New York 11021.

(6)
Based on a Schedule 13G/A filed on February 13, 2013.  According to the Schedule 13G/A, Manulife Asset Management (US) LLC (“MAM (US)”) reported that it had beneficial ownership over 3,000,000 shares of common stock, including 1,000,000 shares of common stock issuable upon the exercise of warrants and John Hancock Small Cap Intrinsic Value Fund (“JH Small Cap Fund”) reported that it had beneficial ownership over 3,000,000 shares of common stock, including 1,000,000 shares of common stock issuable upon the exercise of warrants. MAM (US) is the investment adviser of, and may be deemed to indirectly beneficially own the securities owned by, JH Small Cap Fund.  Manulife Financial Corporation (“MFC”) is the parent corporation of, may be deemed to indirectly beneficially own the securities owned by, MAM (US).  MFC’s principal business address is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the U.S. securities laws, our director, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC, and furnish us with copies of the reports. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports received, and written representations from our directors and officers, we believe that all persons subject to reporting under Section 16(a) of the Exchange Act timely filed all required reports pursuant to such section concerning our common stock in 2012.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Compensation

Overview

The compensation program for the two executive officers of the Company, as presented in the Summary Compensation Table below, is administered by the Board of Directors, which consists of Mr. Lerner, our President and Chief Executive Officer.  The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing reasonable and competitive compensation.  The compensation of Mr. Lerner, our President and Chief Executive Officer and Mr. Pedersen, our Chief Financial Officer, consists of salary, an annual discretionary incentive bonus, and equity in the Company.  In 2012, our Chief Executive Officer also received supplementary health benefits, a monthly membership for a health and fitness facility, as well as a complete annual physical in addition to the benefits received by all salaried employees.

In 2013, the Company asked Board Advisory, LLC, an independent executive compensation consulting firm, to review the executive compensation provided to the executive officers and determine what actions, if any, were appropriate regarding future executive compensation arrangements.  In developing their assessment, the consultant considered pay practices of publicly-listed internet technology-based companies with similar market capitalization as the Company.  The consultant also considered cash and equity compensation received by the executive officers in prior years.

As a result of its analysis, Board Advisory, LLC concluded that the existing pay practices resulted in executive officer compensation levels that were below those of comparably sized technology based companies, with such practices generally falling within the first quartile of comparable companies (e.g., between the 1st and the 25th percentiles).  Based on the recommendation of the consultant, the Board decided to take steps in 2013 resulting in more competitive pay opportunities for the executive officers.  Without establishing any specific pay percentile target and in light of the Chief Executive Officer’s current ownership level, the Board determined that target compensation for the Chief Executive Officer should generally remain below the median of comparably sized technology-based companies.  With respect to the Chief Financial Officer, the Board determined to generally provide target compensation that is within a range generally associated with the third quartile of comparable companies (e.g., between the 50th and the 75th percentile).  As a result of the analysis and recommendations, the Board approved changes for 2013 compensation as described below under “Compensation of Named Executive Officers”.

Compensation of Named Executive Officers

During 2012, the Company continued to implement its business strategy by redesigning the AYI product to focus on interest-based matching.  The Company officially launched the redesigned AYI product in August 2012.  In general, the Company achieved its internal business objectives and goals in 2012, including among others, the launch of the redesigned AYI product.  The following discussion summarizes in more detail the executive compensation paid to or earned by our named executive officers in 2012.

Salary.  During 2012, Mr. Lerner’s base salary was increased to $285,000, effective February 1, 2012.  Mr. Pedersen’s base salary was unchanged from 2011.  Based on the consultant’s recommendation, the Board approved an increase in the base salary level of Mr. Pedersen for 2013, setting his new base salary at $275,000.  Mr. Lerner’s base salary for 2013 will remain unchanged from 2012.

Cash Bonuses.  The Company paid Mr. Lerner a discretionary bonus of $200,000 for 2011, and a discretionary bonus of $50,000 for 2012. The decrease in discretionary bonuses paid to Mr. Lerner reflects the Company’s financial and operating results for the last six months of 2012.  Mr. Pedersen was paid a bonus of $100,000 in 2012 based on a commitment made at the time of his hiring in 2011.  There is no specific payout commitment for Mr. Pedersen in 2013.  For 2013, consistent with the recommendations of the consultant, the Board intends to set Mr. Lerner’s target annual cash bonus at $145,000, and to increase Mr. Pedersen’s target annual cash bonus to $125,000, provided that, if the Company’s cash reserves do not equal at least $3,000,000 at the time the bonus is to be paid, then the Board may, in its discretion, decide to payout less than the target bonus amounts. The bonus for 2013 is discretionary and will not be driven by any specific formula related to the Company’s performance.  However, failure to achieve business plan targets may result in the Board deciding to withhold the payout.

Equity Awards.  The Company has periodically granted awards of equity in the form of stock options and restricted stock.  The Company did not grant any equity awards to executive officers in 2012.

During his seven previous years of employment with the Company, Mr. Lerner only received one equity grant, an option granted in December of 2006 to purchase 4,500,000 shares of common stock.  However, Mr. Lerner allowed this option to expire.  In December 2011, the Company granted Mr. Lerner a restricted stock award of 4,250,000 shares.  These restricted shares do not vest until the earlier of the tenth anniversary of the date of grant or upon a change in control.  In April 2013, the Company awarded 5,000,000 shares of restricted stock to Mr. Lerner.  The restricted stock will vest 50% on each of the third and fourth anniversaries of the date of grant.  The value of these equity awards, in combination with historical and target future cash compensation, puts Mr. Lerner’s total compensation at about the 25th percentile of comparable companies.

In April 2013, the Company awarded Mr. Pedersen 480,000 shares of restricted stock as well as an option to purchase 700,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, April 9, 2013.  The restricted stock will vest 50% on each of the third and fourth anniversaries of the date of grant.  The option award will vest 25% on each of the first four anniversaries of the date of grant.

Both the restricted stock and stock option awards granted to our executive officers will be provided for in separate agreements, outside of the terms and conditions of the Snap Interactive, Inc. Amended and Restated 2011 Long-Term Incentive Plan (the “Incentive Plan”).  Any unvested shares of restricted stock will vest immediately upon the effective date of a change in control, subject to certain early termination or forfeiture provisions.

Upon the effective date of a change in control, 50% of the unvested shares of common stock underlying Mr. Pedersen’s stock option will vest immediately.  The remaining unvested shares of common stock underlying Mr. Pedersen’s option will vest on the earlier of (a) the original vesting date or (b) equally on the first and second anniversary of the effective date of the change in control (subject to early termination or forfeiture in accordance with the terms of the stock option agreement).  Any vested shares underlying Mr. Pedersen’s option will be forfeited immediately upon violation of any non-compete or non-solicitation agreement between the Company and Mr. Pedersen.  Upon Mr. Pedersen’s termination of employment without “cause,” his stock option will remain exercisable until the tenth anniversary of the date of grant, to the extent the shares underlying the option are vested.

These equity awards were structured in this manner to align executive’s interests with shareholders, while:

●	maximizing the retention value (without exacerbating potential future tax issues); and
●	minimizing the likelihood that executives might need to sell shares for tax purposes.

Employment Agreements. In 2012, the Company did not have an employment agreement with Mr. Lerner.  Effective April 9, 2013, the Company entered into an executive employment agreement with Mr. Lerner.  His executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice. Mr. Lerner is eligible to participate in our benefit plans that are generally provided for all employees.  Mr. Lerner’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.

Mr. Lerner’s employment agreement may be terminated by the Company (i) upon his death or permanent disability, (ii) for “cause” upon prior written notice or (iii) without “cause”. Mr. Lerner may also terminate his executive employment agreement for “good reason” upon the occurrence of certain events.  If employment is terminated for any reason, the Company will pay Mr. Lerner his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses.  If his employment is terminated without “cause” or for “good reason” other than during the one-year period following a change in control, the Company will, in addition to the compensation described above, (i) pay a lump sum cash payment equal to (a) the number of full years of his employment with the Company plus 24 multiplied by (b) his monthly base salary and (ii) for the 12 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before his termination.  If his employment is terminated without “cause” or for “good reason” during the one-year period following a change in control, the Company will instead (i) pay a severance benefit equal to 299% of his base salary for the year immediately preceding the change in control and (ii) for 24 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before the change in control.

In 2012, the Company was a party to an employment agreement with Mr. Pedersen.  His original executive employment agreement had a two-year term with automatic renewal for successive one-year terms unless terminated by either party upon written notice.  Mr. Pedersen was entitled to an annual base salary of $250,000 and was eligible for an annual incentive bonus of $100,000.  Mr. Pedersen was eligible to participate in our benefit plans that are generally provided for all employees, as well as receive four weeks paid vacation annually.  Mr. Pedersen’s original agreement was subject to a confidentiality covenant, a non-competition covenant, a non-solicitation covenant and a trading restrictions covenant. If the Company terminated his employment without “cause” prior to or after one year following a change of control, the Company would pay an amount equal to (i) one month base salary, payable in a lump sum, if such termination occurred after thirty (30) days of employment but before six (6) months of employment, (ii) three months base salary, payable in three equal monthly installments, if such termination occurred on or after six (6) months of employment but before twelve (12) months of employment or (iii) six months base salary, payable in six equal monthly installments, if such termination occurred on or after twelve (12) months of employment. If employment was terminated for any reason, the Company would pay Mr. Pedersen his earned but unpaid base salary through the date of termination, any unreimbursed business expenses and any amounts to which he was entitled under the Company’s benefit plans.

Effective April 9, 2013, the Company amended and restated Mr. Pedersen’s executive employment agreement.  His amended and restated executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice.  Pursuant to the amended and restated executive employment agreement, Mr. Pedersen is entitled to an annual base salary of $275,000, effective as of January 1, 2013, and is eligible for an annual incentive bonus of $125,000. Mr. Pedersen is eligible to participate in our benefit plans that are generally provided for all employees, as well as receive four weeks paid vacation annually.  Mr. Pedersen’s amended and restated executive employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.  Mr. Pedersen’s executive employment agreement also contains a trading restrictions covenant, which includes a one-year lock up period following the date the option was granted.

Mr. Pedersen’s executive employment agreement may be terminated by the Company (i) upon his death or permanent disability, (ii) for “cause” upon prior written notice or (iii) without “cause”. Mr. Pedersen may also terminate his executive employment agreement at any time upon prior written notice to the Company.  If employment is terminated for any reason, the Company will pay Mr. Pedersen his earned but unpaid base salary through the date of termination, any unreimbursed business expenses and any amounts to which he is entitled under the Company’s benefit plans.  If the Company terminates his employment without “cause” after the first thirty (30) days of employment and either (i) prior to a change in control or (ii) after the one-year period following a change in control, the Company will also pay an amount equal to six months of base salary, payable in six equal monthly installments.  If the Company terminates his employment without “cause” during the one-year period following a change in control, the Company will instead pay a severance benefit equal to one times his annual base salary as in effect on the date of the change in control.

Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our President and Chief Executive Officer as of December 31, 2012, Clifford Lerner, and our Chief Financial Officer as of December 31, 2012, Jon D. Pedersen, Sr. (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clifford Lerner	2012	$282,333	$50,000		-	-	-	-	-	$332,333
President and Chief Executive Officer	2011	246,667	200,000	(4)	2,762,500	-	-	-	-	$3,209,167

Jon D. Pedersen, Sr.	2012	$250,000	$100,000		-	-	-	-	-	$350,000
Chief Financial Officer	2011	$44,508	$25,000	(4)	-	$389,390	-	-	-	$458,898
___________________________________

(1)	Mr. Lerner’s base salary was increased from $250,000 per annum to $285,000 per annum, effective February 1, 2012.

(2)	Represents the grant date fair value of restricted stock awards calculated in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”).

(3)	Represents the amount recognized for financial statement reporting purposes in accordance with ASC 718.

(4)	For each named executive officer in 2011, represents a bonus earned during 2011 but paid in February 2012.

Narrative Disclosure Regarding Summary Compensation Table

President and Chief Executive Officer.  For 2012, Clifford Lerner received annual compensation of $282,333 as well as a year-end cash bonus of $50,000. For 2011, Mr. Lerner received annual compensation of $246,667 as well as a year-end cash bonus of $200,000. For 2012, Mr. Lerner also received health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical. We previously entered into an employment agreement with Mr. Lerner that expired in accordance with its terms on December 1, 2008, and was not subsequently extended. We also agreed to indemnify Mr. Lerner against any action or suit brought against him as a result of the performance of his job duties.

Pursuant to the prior employment agreement, we previously granted Mr. Lerner a stock option to purchase 4,500,000 shares of our common stock in December 2006. The option expired in January 2012.  In December 2011, our Board of Directors, after review by our Chief Financial Officer, awarded Mr. Lerner 4,250,000 shares of restricted common stock as compensation for serving as our President and Chief Executive Officer.  For additional information concerning the vesting and conditions of this restricted stock award, see “— Outstanding Equity Awards at Fiscal Year End Table.”

We entered into an executive employment agreement with Clifford Lerner on April 9, 2013.  For additional information concerning this employment agreement, see “—Executive Compensation—Compensation of Named Executive Officers—Employment Agreements.”

Chief Financial Officer. For 2012, Jon Pedersen received annual compensation for $250,000 as well as a year-end cash bonus of $100,000.  For 2011, Mr. Pedersen received annual compensation of $44,508 as well as a year-end cash bonus of $25,000.  We previously entered into an employment agreement with Mr. Pedersen in October 2011.  Under the agreement, Mr. Pedersen was entitled to an annual base salary of $250,000 and was eligible for an annual incentive bonus of $100,000.  Pursuant to the agreement, we granted Mr. Pedersen a stock option to purchase 100,000 shares of common stock, a stock option to purchase 478,609 shares of common stock and a stock option to purchase 21,391 shares of common stock.  The equity-based compensation awarded to Mr. Pedersen in connection with his employment agreement was awarded pursuant to the Incentive Plan.  For additional information concerning the vesting and conditions of these stock options, see ““— Outstanding Equity Awards at Fiscal Year End Table.”  Mr. Pedersen is eligible to participate in our benefit plans that are generally provided for all employees.

We entered into an amended and restated executive employment agreement with Mr. Pedersen on April 9, 2013.  For additional information concerning the employment agreement, see “— Executive Compensation — Compensation of Named Executive Officers—Employment Agreements.”

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the total outstanding equity awards as of December 31, 2012 for each named executive officer.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clifford Lerner	12/14/2011	(1)	--	--	--	--	--	4,250,000	$5,312,500	--	--

Jon D. Pedersen, Sr.	10/27/2011	(2)	100,000	--	--	$0.651	10/27/2021	--	--	--	--
	10/27/2011	(3)	103,609	375,000	--	$0.651	10/27/2021	--	--	--	--
	10/27/2011	(4)	21,391	--	--	$0.651	10/27/2021	--	--	--	--
___________________________

(1)	Vests on the tenth anniversary of the date of grant or, if earlier, upon the occurrence of a change in control of the Company.
(2)	Vested one-half upon the date of grant and vests in full upon the six-month anniversary of the date of grant.
(3)
Vests in four annual installments, consisting of 103,609 shares of common stock on the first anniversary of the date of grant and 125,000 shares of common stock on the second, third and fourth anniversaries of the date of grant.

(4)	Vests in full upon the first anniversary of the date of grant.
(5)	The market value of each share of common stock is calculated based upon the closing price of our common stock on the OTC Bulletin Board as of December 30, 2012, which was $1.25 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 about compensation plans under which shares of our common stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	4,547,205		$1.02	(1)	2,952,795	(2)(3)
Equity compensation plans not approved by security holders	4,885,000	(4)	$0.54	(5)	--
Total	9,432,205		$0.94	(6)	2,952,795
___________________________

(1)	Excludes 1,075,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.78.

(2)
Represents shares of common stock available for issuance under the Incentive Plan, which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.

(3)
As of April 4, 2013, there were 3,472,205 shares of common stock to be issued upon the exercise of outstanding options under the Incentive Plan and 2,952,795 shares of common stock remaining available for future issuances under the Incentive Plan.

(4)
Represents shares available or authorized for issuance under (i) the Equity Incentive Compensation Plan, which permitted the issuance of incentive stock options and nonqualified stock options and (ii) various individual compensation arrangements that the Company has with current and former employees.

(5)	Excludes 4,250,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.07.

(6)	Excludes 5,325,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.41.

In December 2008, our Board of Directors approved the Equity Incentive Compensation Plan and, in December 2010, terminated the plan as to all unallocated shares of common stock thereunder. The purpose of the Equity Incentive Compensation Plan was to provide an incentive to attract, retain and motivate employees, officers, directors, consultants and advisors with the ability to participate in our future performance. Under the Equity Incentive Compensation Plan, we were authorized to issue incentive stock options and nonqualified stock options. The Equity Incentive Compensation Plan was administered by our Board of Directors.  All options previously granted under the Equity Incentive Compensation Plan remained in full force and effect following the plan’s termination.

In May 2011, our Board of Directors adopted the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) to attract and retain the services of key employees, key contractors and outside directors of the Company.  In October 2011, our Board of Directors amended and restated the 2011 Plan and adopted the Incentive Plan to allow for the issuance of incentive stock option awards by adopting the Incentive Plan.  The Incentive Plan was adopted to attract and retain the services of key employees, key contractors and outside directors of the Company.  The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.  The Incentive Plan is administered by our Board of Directors.

PROPOSAL 2:  ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or our Board of Directors; however, the Board of Directors, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Board of Directors will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive Compensation,” we believe that the most effective compensation program is one that is designed to reward our executives for the achievement of our short-term and long-term strategic goals. When establishing total compensation for our named executive officers, our Board of Directors has the following objectives:

●	align our executive’s interest with that of our stockholders; and
●	provide our executives with reasonable and competitive compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote, in person or by proxy, of the majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting is required to approve the executive compensation proposal. This is a non-binding advisory vote.

The Board of Directors recommends that you vote “FOR” the advisory vote to approve executive compensation.

PROPOSAL 3:  ADVISORY VOTE TO DETERMINE THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board of Directors believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time.  The Board of Directors believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period.  An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation.  The Board of Directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

The affirmative vote, in person or by proxy, of the majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting is required to determine the frequency of future advisory votes on executive compensation.  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by stockholders.  This is a non-binding advisory vote.

The Board of Directors recommends that you vote “THREE YEARS” as the frequency for future advisory votes to approve executive compensation.

PROPOSAL 4:  THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young has served as the Company’s independent registered public accounting firm since September 11, 2012.  We expect that one or more representatives of Ernst & Young will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors has selected Ernst & Young as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board of Directors is asking stockholders to ratify the appointment of Ernst & Young. If our stockholders do not ratify the appointment of Ernst & Young at the Annual Meeting, the Board of Directors will consider other accounting firms for the fiscal year ending December 31, 2013.  The Board of Directors will be under no obligation, however, to appoint a new independent registered public accounting firm.

Vote Required

The affirmative vote, in person or by proxy of the majority of the votes cast by the holders of the Company’s common stock is required to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young has served as our independent registered public accounting firm since September 11, 2012.  Prior to September 11, 2012, Liggett, Vogt & Webb, P.A. served as our independent registered public accounting firm.  We expect that one or more representatives of Ernst & Young will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firms

Ernst & Young.  The following table shows the aggregate fees billed to us by Ernst & Young for professional services rendered in 2012:

2012
Audit Fees	$210,000
Audit-Related Fees	--
Tax Fees	--
All Other Fees	--
Total Fees	$210,000

Audit Fees. Audit fees for 2012 consisted of fees related to the audit and review of our consolidated financial statements, review of our interim consolidated financial statements, review of certain restated financial statements and consents related to SEC registration statements.

Audit-Related Fees. There were no fees for audit-related services for 2012.

Tax Fees. There were no fees for tax services for 2012.

All Other Fees. We did not incur fees for any other services provided during 2012.

Liggett, Vogt & Webb, P.A.  The following table shows the aggregate fees billed to us by Liggett, Vogt & Webb, P.A. for professional services rendered in 2012 and 2011.

	2012	2011
Audit Fees	$41,650	$92,529
Audit-Related Fees	--	--
Tax Fees	4,500	4,500
All Other Fees	--	--
Total Fees	$46,150	$97,029

Audit Fees. Audit fees for 2012 and 2011 consist of fees related to the audit and review of our consolidated financial statements, reviews of our interim financial statements and consents related to SEC registration statements.

Audit-Related Fees. There were no fees for audit-related services for 2012 and 2011.

Tax Fees. Tax fees consist of fees for tax compliance, tax advice and tax planning.

All Other Fees. We did not incur fees for any other services provided during 2012 and 2011.

Approval of Independent Registered Public Accounting Firm Services and Fees

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our audit committee or (ii) entered into pursuant to pre-approval policies and procedures established by the audit committee; provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We do not have an audit committee.  Our Board of Directors pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees for 2012 and 2011 were pre-approved by our Board of Directors.

Changes in Independent Registered Public Accounting Firm

The Board of Directors approved the engagement of Ernst & Young as its independent registered public accounting firm for the year ended December 31, 2012, effective September 11, 2012.  In connection with the selection of Ernst & Young, on September 11, 2012, the Board of Directors decided that, effective immediately, it would dismiss Liggett, Vogt & Webb, P.A. as the Company’s independent registered public accounting firm.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Liggett, Vogt & Webb, P.A. on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Liggett, Vogt & Webb, P.A., would have caused Liggett, Vogt & Webb, P.A. to make reference to the subject matter of the disagreements in its reports with respect to the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company did not maintain effective internal control over financial reporting because of the effect of material weaknesses as described below.

The reports of Liggett, Vogt & Webb, P.A. on the Company’s consolidated financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that:

●
Liggett, Vogt & Webb, P.A.’s report as of December 31, 2010 indicated that the Company did not maintain effective internal control over financial reporting because of the effect of the following material weakness: management failed to issue stock certificates to certain employees that met all requirements necessary to earn such shares, in a timely manner; and

●
Liggett, Vogt & Webb, P.A.’s amended report as of December 31, 2011 indicated that the Company did not maintain effective internal control over financial reporting because of the effect of the following material weaknesses:  (i) the Company did not have policies and procedures in place to ensure the timely review, disclosure and accurate financial reporting for significant agreements and transactions, (ii) the Company did not have an independent audit committee in place, which would provide oversight of the Company’s officers, operations and financial reporting function, (iii) the Company’s management failed to identify, value and disclose the impact of common stock warrants and the resulting liability, which resulted in a restatement included in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and (iv) the Company’s management did not disclose warrants issued in connection with an equity financing in a timely manner.

The Company provided Liggett, Vogt & Webb, P.A. with a copy of the above disclosure and requested that Liggett, Vogt & Webb, P.A. furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company above.  A copy of Liggett, Vogt & Webb, P.A.’s letter dated September 14, 2012 is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on September 14, 2012.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, neither the Company nor anyone on its behalf consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, audit or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC.  The information incorporated by reference is deemed to be a part of this Proxy Statement, except to the extent any information is superseded by this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2012, along with financial statements and related notes thereto (the “Form 10-K”), which was filed with the SEC on March 14, 2013 and contains important information about the Company, is hereby incorporated by reference into this Proxy Statement.  A copy of the Form 10-K is included within the Annual Report delivered with this Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the President, Chief Executive Officer and Chairman of Snap Interactive, Inc. at 462 7th Avenue, 4th Floor, New York, New York 10018.  The proposal must be received no later than December 18, 2013.

Stockholders wishing to submit proposals to be presented directly at our next annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws,  and applicable law concerning stockholder proposals.  To be timely in connection with our next annual meeting, a stockholder proposal concerning business other than director nominations must be received by the Company at its principal executive offices between January 13, 2014 and February 12, 2014.  To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations must be received by the Company at its principal executive offices between January 13, 2014 and February 12, 2014.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-Laws.

A copy of the Company’s 2012 Annual Report on Form 10-K (and any exhibits thereto) is available without charge upon written request to Snap Interactive, Inc., Attention: Denise Garcia, Investor Relations, 462 7th Avenue, 4th Floor, New York, New York 10018.

FORM OF PROXY

SNAP INTERACTIVE, INC.
462 7th Avenue, 4th Floor
New York, New York 10018
(212) 594-5050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2013

The undersigned hereby appoints Jon D. Pedersen, Sr. and James Supple, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all the shares of common stock of Snap Interactive, Inc. (the “Company”), held of record by the undersigned on April 4, 2013, at the Annual Meeting of Stockholders to be held on May 13, 2013 at 9:00 a.m. Eastern Daylight Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, and all adjournment(s) and postponement(s) thereof, and hereby revokes all previously executed proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2013:

Our Proxy Statement and 2012 Annual Report are available at:

http://investors.snap-interactive.com/annual-reports

INSTRUCTIONS: PLEASE INDICATE A SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW:

1.	ELECTION OF DIRECTOR (to serve until 2014).

	Clifford Lerner	☐ FOR the nominee
☐ WITHHOLD AUTHORITY for the nominee

2.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE READ, COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Please sign as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.

Signature_____________________________________ Signature (if held jointly) _________________________________ Date______________________________, 2013.